Exhibit 10(e)-1

TCF Employees Stock Purchase Plan-
Supplemental Plan
(As amended and restated effective January 1, 2016)

I.    Purpose of Plan; Effective Date of Plan.

The purpose of the TCF Employees Stock Purchase Plan-Supplemental Plan (the “Plan”) is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy certain limitations or reductions in benefits under the Internal Revenue Code (“IRC”), as set forth herein, to such Employees under the TCF Employees Stock Purchase Plan (“ESPP Plan”). The Plan was originally effective for benefits based on Covered Compensation earned in calendar year 2005 and thereafter. The Company hereby adopts this amendment and restatement effective January 1, 2011. A previous plan, the Supplemental Employee Retirement Plan - ESPP Plan (the “Previous Plan”) was and remains in effect for benefits based on Covered Compensation earned in calendar year 2004 and before and is a separate stand alone plan. This Plan does not make any material modifications to the Previous Plan. This Plan is intended to be exempt from the participation, vesting and funding provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and is intended to be maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

The Plan is intended to satisfy the requirements for nonqualified deferred compensation plans set forth in IRC § 409A, and it shall be interpreted, administered and construed consistent with said intent.

This Plan is also intended to be a plan, program, or arrangement under 4 U.S.C. section 114 (the “State Taxation of Pension Income Act of 1995”) maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of IRC sections referenced in such Act on contributions or benefits in qualified plans such as the ESPP Plan, and to be an “excess plan” as defined in Rule 16b-3 of the Securities and Exchange Commission.

II.	Definitions.

Whenever used in this Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used. When the defined meaning is intended, the term is capitalized. Capitalized terms not otherwise defined herein shall have the meaning set forth in the ESPP Plan.

(a)
Affiliate; Affiliated Group. “Affiliate” means any entity which is required to be aggregated with TCF Financial as a member of a controlled group of corporations in accordance with IRC § 414(b), or as a trade or business under common control in accordance with IRC § 414(c). [The requirements of IRC §§ 414(b) and 414(c) shall be applied using the 80% standard specified therein for all purposes of the Plan, including, without limitation, for the purpose of determining whether a Participant has had a Separation from Service.] The term “Affiliated Group” means the Company and its Affiliates.

(b)
Annual Bonus. “Annual Bonus” is the annual cash bonus, if any, payable to an Eligible Employee under any annual bonus program of the Company that meets the requirements for performance-based compensation under IRC § 409A and the regulations thereunder.

(c)
Change in Control. “Change in Control” with respect to an Employer shall mean a change in ownership with respect to the Employer or TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)), a change in effective control of TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(vi)) provided, however, that the ownership percentage shall be 50%, or a change in the ownership of a substantial portion of the assets of the Employer or TCF Financial Corporation (as defined in Treasury Regulation § 1.409A-3(i)(5)(vii)).

(d)
Commissions. “Commissions” shall mean amounts payable to Eligible Employees and credited to them as “commissions” by their Employer in connection with products or services they have sold. Commissions include any draw paid as an advance against Commissions.

(e)
Committee. The Compensation Committee of the Board of Directors of TCF Financial Corporation (“TCF Financial”), or a special sub-committee thereof, which shall consist only of individuals who qualify as independent directors under Rule 303A of the listing standards of the NYSE as applicable to compensation committee members, as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission and as outside directors for purposes of IRC section 162(m) (“million dollar cap”).

(f)
Covered Compensation. “Covered Compensation” is any “Basic Compensation” as defined in the ESPP Plan including such Compensation in excess of the limit on Basic Compensation under IRC § 401(a)(17) earned by a Participant in any Plan Year, and also including any amounts which would have been Basic Compensation (disregarding any limit on Basic Compensation under IRC § 401(a)(17) in such Plan Year) except that such Participant authorized the Employer before the beginning of the Plan Year in which such Compensation was earned (or in the case of an Annual Bonus, six months prior to the end of the performance period) to defer such amounts which would otherwise be deferred under the ESPP Plan to this Plan.

(g)	Eligible Employee. An “Eligible Employee” is an employee of an Employer who is designated as eligible to participate in this Plan in accordance with the provisions of Article III(a).

(h)	Employer. “Employer” means TCF Financial and each of its subsidiaries that constitutes an Affiliate.

(i)	ESPP Plan. The “ESPP Plan” is the TCF Employees’ Stock Purchase Plan as amended from time to time.

(j)	IRC. The “IRC” is the Internal Revenue Code of 1986, as amended.

(k)	Participant. A “Participant” is an Eligible Employee who has elected to participate in this Plan in accordance with the provisions of Article IV(a).

(l)	Plan Administrator. The “Plan Administrator” of this Plan is the Committee.

(m)	Plan Year. The “Plan Year” is the calendar year.

(n)	Salary. “Salary” is the Eligible Employee’s Covered Compensation, excluding Annual Bonus.

(o)
SERP Employee Contributions. “SERP Employee Contributions” is any portion of a Participant’s Covered Compensation which such employee has elected to have treated as SERP Employee Contributions under Article IV of this Plan.

(p)	TCF Financial. “TCF Financial” or “Company” is TCF Financial Corporation, a Delaware Corporation.

(q)	TCF Financial Stock. “TCF Financial Stock” is common stock of TCF Financial, par value $.01 per share.

III.    Eligibility

(a)	General Eligibility. Employees of an Employer are eligible to participate in this Plan as determined by the Committee, in its discretion subject to the following:

(i)
No employee shall be eligible to participate in this Plan unless the Committee determines that such employee will be for that Plan Year a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(ii)
The Committee shall select such employees for eligibility in this Plan on a Plan Year by Plan Year basis by promulgating a written statement describing or listing such Eligible Employees. Selection for one Plan Year does not entitle the employee to be selected the next Plan Year. An employee who has been selected by the Committee shall, however, be presumed to be selected for the subsequent Plan Year unless and until the Committee evidences a contrary intention.

Notwithstanding the foregoing, no employee shall be eligible for benefits under this Plan with respect to a particular Plan Year if the employee is not also an Active Participant in the ESPP Plan for that year. Individuals who become employees of an Employer as a result of a merger or acquisition shall not be eligible to participate under this Plan unless and until the Committee has identified them as Eligible Employees pursuant to this section (a).

(b)
Specific Exclusions. Notwithstanding anything apparently to the contrary in the Plan document or in any written communication, summary, resolution or document or oral communication, no individual shall be an Eligible Employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not in “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA, such individual shall no longer be an Eligible Employee in this Plan.

IV.    Supplemental Benefits Related to the ESPP Plan.

(a)
SERP Employee Contributions. An Eligible Employee may elect to decline to participate in the Plan for a Plan Year; such election, which shall remain irrevocable for the Plan Year, must be made no later than the date an election to defer compensation under this Plan is required, as set forth in this Section IV(a). An Eligible Employee who elects to participate in this Plan for the Plan Year will defer compensation under this Plan in an amount that equals the amount that exceeds limitations on such Employee’s contributions to the ESPP Plan imposed by the ESPP Plan to effectuate the requirements of IRC §§ 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 (the “IRC Limitations”) provided that:

(i) Prior to the beginning of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s compensation by the amount by which such Employee’s Salary and/or Commission deferral contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

(ii) Prior to June 30 of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s Annual Bonus by the amount by which such Employee’s Annual Bonus contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

For each Plan Year an Eligible Employee elects to participate in this Plan and as a condition to receiving benefits from this Plan for that year, the Employee shall, prior to the first day of the Plan Year, irrevocably agree: (i) to make pre-tax contributions to the ESPP Plan equal to the maximum amount permitted under the ESPP Plan and (ii) not to make changes to pre-tax contributions to the ESPP Plan at any time during such Plan Year.

Any election by an Eligible Employee of SERP Employee Contributions pursuant to this section (a) shall be in writing, shall be made prior to the beginning of the Plan Year in which the services are performed (or with respect to the Annual Bonus, the date the election is required under paragraph (ii), above), shall be irrevocable when received by the Employer, and shall be applicable to all Covered Compensation earned during such Plan Year. Employees who first become Eligible Employees after the beginning of the Plan Year may elect to participate in this Plan within thirty (30) days after becoming Eligible Employees provided such election only applies to Salary and/or Commissions earned after the election is received by the Employer. This election shall not be available to an Employee who has previously been eligible to participate in any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c). For purposes of the Annual Bonus, such election only applies to total bonus compensation for the performance period for such Bonus, multiplied by the ratio of the number of days remaining in the performance period after the election is made over the total number of days in the performance period.

Notwithstanding the foregoing, any increase or decrease in a Participant’s SERP Employee Contributions for a taxable year that results from the Participant’s action or inaction under the ESPP with respect to pre-tax contributions subject to the contribution restrictions under IRC §§ 401(a)(30) or 402(g), including an adjustment to a deferral election under the ESPP, shall not exceed the limit with respect to elective deferrals under IRC § 402(g)(1)(A), (B), and (C) in effect for the taxable year in which such action or inaction occurs.

(b)
Employer Matching Contributions. At the same time as an amount of SERP Employee Contributions is deferred under paragraph (a), the Employer shall also credit to the Participant’s account under this Plan the amount of Employer Matching Contribution that would be due under the ESPP Plan with respect to (i) such SERP Employee Contributions if they had been contributed as pre-tax elective deferrals under the ESPP Plan, and (ii) such pre-tax elective deferrals under the ESPP Plan with respect to which no Employer Matching Contributions were made under the ESPP Plan due to the application of IRC Limitations. No Participant in the Plan shall be credited with Employer Matching Contributions with respect to pre-tax deferrals (to this Plan and the ESPP Plan, combined) that exceed 5% of the Participant’s Covered Compensation for each payroll period.

Notwithstanding the foregoing, in no event shall the sum of a Participant’s Matching Contributions exceed 100% of the matching contribution the Participant would have received under the ESPP, absent any plan-based restrictions that reflect limits on qualified plan contributions under the Internal Revenue Code.

Effective January 1, 2010, for purposes of determining the amount of Employer Matching Contributions, no more than $275,000 of a Participant’s Commissions payable during the Plan Year shall be included in Covered Compensation.

(c)
Establishing Accounts; Investment of Accounts; Valuation of Accounts. On the date that a Contribution under paragraph (a) or (b) would be paid to the ESPP Plan if it were a contribution to that Plan (the “contribution date”), the amount of such Contribution shall be credited to an account on the books of the Employer and shall be deemed as of such date to be invested as directed by the Participant. SERP Employee contributions shall be deemed to be invested in such investment fund options available under the ESPP Plan or in TCF Financial Stock, as elected by the Participant. Employer Matching Contributions will be deemed invested in TCF Financial Stock. Actual or notional earnings from such deemed investments shall be credited to the Participant’s account at least annually.

Each Participant’s account in the Plan shall be divided into two sub-accounts: a “TCF Stock Account” and a “Diversified Account.” All shares of common stock of TCF Financial that are deemed to be held in a Participant’s account on the Effective Date shall be allocated as of that date to the participant’s TCF Stock Account. Any new amounts credited to a Participant’s account on or after the Effective Date shall be allocated to either the Participant’s TCF Stock Account or Diversified Account. The Sub-Accounts shall operate as follows:

(i)
The TCF Stock Account shall be deemed to be invested solely in shares of TCF Financial Stock (and in cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment). The Diversified Account shall not at any time be deemed to be invested in any shares of TCF Stock. No transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.

(ii)
A Participant’s TCF Stock Account will be deemed to be invested in all shares of TCF Financial Stock allocated to it on or after the Effective Date and such shares shall not be subject to any deemed sale, transfer, assignment, pledge or other hypothecation in any manner. Any distributions from the Plan to the participant with respect to the TCF Stock Account will be made in the form of an in-kind distribution of the number of shares of TCF Financial Stock deemed to be held for such Participant’s TCF Stock Account pursuant to the terms of the Plan.

(iii)
The Diversified Account shall not at any time be deemed to purchase or invest in any shares of TCF Financial Stock, but shall be deemed to invest in such investment funds as may be approved by the Committee and as the participant directs.

(iv)
The portion of the Participant’s account that is deemed to be invested in TCF Financial Stock shall be increased to reflect the number of shares of TCF Financial Stock deemed to be purchased as of each future contribution date (including any fractional shares), and shall be further adjusted to reflect any stock splits or other similar events involving a change in the number or form of outstanding shares of TCF Financial Stock. Adjustments shall be determined in each case by the Committee and the Committee’s determination shall be final. The balance of shares of TCF Financial Stock shall in no event be decreased.

(v)
If any dividends are paid with respect to TCF Financial Stock, then in lieu of any adjustments to the Participants’ accounts under the Plan, an amount shall be paid in cash (or in stock, if the dividend is in stock, provided that stock splits in the nature of a stock dividend shall not be distributed) directly to the Participant whose account would otherwise be deemed to be due the deemed dividend and the Participant’s account shall not be credited with the deemed dividend. Such dividends shall be paid by a date not later than the 15th day of the third month following the calendar year for which the credited to the Participant’s account. The time and form of payment of such dividends is treated separately from the time and form of payment of the underlying deferred compensation.

(vi)
In the event of a Change in Control and the Company is not the surviving corporation, a Participant will be given the opportunity to elect out of TCF Stock and into one or more investment fund options then provided under the ESPP Plan.

(d)	Distributions from Accounts.

General Distribution Rules. A Participant shall receive payment of his or her entire vested account in a single lump sum distribution (less applicable withholding) on the first to occur of the following in accordance with Appendix B:

(i)
Separation from Service. Payment shall be made during the 90 day period commencing six month after the Participant’s Separation from Service with the Affiliated Group as defined in Treasury Regulation 1.409A-1(h). If Separation from Service occurs as a result of death, payment shall be made within 90 days following the Participant’s death.

(ii)
Disability (Disabled). In the event of Disability, payment shall be made 30 days after such Disability occurs. For purposes of this section, a Participant is considered Disabled if he or she is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under the long-term disability plan of the Participant’s Employer.

(iii)
Date Certain. Payment shall be made on a date specified by the Participant on or before the date 30 days after the Employee first becomes eligible for this Plan (and any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)). This provision shall not apply to any amounts attributable to SERP Employee Contributions or Employer Matching Contribution credited after the specified date.

(iv)
Change in Control. If designated by a one time irrevocable election by the Participant made on or before the date 30 days after the Employee first becomes eligible for this Plan (and any other any other plan maintained by a member of the Affiliated Group that is required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)), in the event of a Change in Control, the lump sum payment shall occur on or about 30 days after the date one year after the Change in Control.

(v)
Unforeseeable Emergency. In the event of an unforeseeable emergency, as defined in IRC § 409A and the regulations thereunder, payment shall be made within 90 days following the Committee’s determination that an unforeseeable emergency has occurred. Payment shall be limited to the amount reasonably necessary to satisfy the emergency. However, the amount of the payment may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the payment.

(e)	Cancellation of Deferrals Following an Unforeseeable Emergency or Hardship Distribution.

A Participant’s deferral election shall be cancelled with respect to Covered Compensation earned after receipt of a hardship distribution pursuant to Treasury Regulation § 1.401(k)-1(d)(3) or an unforeseeable emergency distribution under Article IV(d)(v) of this Plan. Participants may not restart contributions to this Plan pursuant to Article IV(a) until the first day of the first Plan Year that begins at least six months after receipt of the hardship distribution or unforeseeable emergency distribution.
V.    Vesting.
A Participant shall be entitled to a benefit from the Employer Matching Contributions equal to his or her account balance attributable to such Contributions multiplied by the vesting percentage determined under the ESPP Plan that is applicable to the Participant under the ESPP Plan. In the event the Participant forfeits a portion of the account, and is subsequently reemployed, the forfeited portion shall be reinstated in the same manner as provided under the ESPP Plan. Notwithstanding the foregoing, Participants with an account balance in the Plan on March 31, 2006 shall be subject to the vesting provisions of the Plan in effect on that date.

VI.    Committee.

The Committee shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan. The Committee shall have sole and absolute discretion in the performance of their powers and duties under this Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue. Meetings may be held in person or by telephone. Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee. To the extent it is feasible to do so, determinations, rules and regulations of the Committee under this Plan shall be consistent with similar determinations, rules and regulations of the ESPP Plan. All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.
VII.    Benefits Unfunded.

The rights of beneficiaries, survivors and participants to benefits from this Plan are solely as unsecured creditors of their Employers. Benefits payable under this Plan shall be payable from the general assets of the Employers and there shall be no trust fund or other assets secured for the payment of such benefits. In its discretion, an Employer may purchase or set aside assets, including annuity policies or through use of a grantor trust, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer and subject to the claims of the Employer’s creditors. This Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

VIII.    Beneficiaries and Survivors.

A Participant’s beneficiary or survivor under Article IV of this Plan shall be the same as the person(s)designated as such pursuant to or under the provisions of the ESPP Plan, unless the employee has designated in writing and filed with the Committee a different beneficiary for this Plan.

IX.    Amendments, Claims Procedure

(a)
In General. The Committee may amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan as provided in Article X with regard to persons expecting to receive benefits in the future. The benefit, if any, payable to or with respect to a Participant as of the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on the Participant under IRC § 409A), diminished or delayed by such amendment or termination.

(b)
After a Change-in-Control. Notwithstanding the provisions of Article IX(a), after the occurrence of a Change-in-Control, the Committee’s authority to amend the Plan or terminate the Plan as provided in section (a) shall be subject to the following limitations.

(i)
Existing Participants. During the two year period following the date a Change-in-Control with respect to TCF Financial occurs, the Committee may only amend the Plan or terminate this Plan as applied to Participants who are Participants immediately preceding the date of the Change-in-Control if:

(1)
all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or termination, or

(2)
eighty (80) percent of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A).

(ii)
New Participants. After the occurrence of a Change-in-Control, as applied to Participants who are not Participants immediately preceding the date of the Change-in-Control, the Committee may amend or terminate the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficiently by it without notice to any person affected by this Plan and may likewise terminate this Plan, subject to the same restrictions as IX(a).

(c)
Claims Procedures. If a Participant, or beneficiary or survivor thereof, wishes to make a claim for benefits or disagrees with a determination of the Committee, such person may file a claim and make such appeals in the same manner as permitted under the ESPP Plan. The claims shall then be processed as provided for claims under the ESPP Plan, except that all determinations which would be made by the “Company” under such Plans shall be made by the Committee instead.

X.    Plan Termination.

The Committee in its discretion may terminate the Plan and may accelerate distribution of Participant account balances to such time as the Committee shall determine notwithstanding the provisions of Article IV(d) in accordance with one of the following:

(i)
The Plan may be terminated within 12 months of a corporate dissolution of TCF Financial taxed under IRC § 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of-

(1)	The calendar year in which the plan termination and liquidation occurs;

(2)	The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)	The first calendar year in which the payment is administratively practicable.

(ii)
The Plan may be terminated pursuant to irrevocable action taken by the Employer within the 30 days preceding or the 12 months following a Change in Control event with respect to TCF Financial. However, any such termination within the 12 months after such a Change in Control shall require the consent of 80% of the participants as required in Article IX (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A). For purposes of this paragraph this Plan will be treated as terminated only if all plans sponsored by the Affiliated Group immediately after the time of the Change in Control that are required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c)) are terminated, so that each Participant in the Plan and all participants under substantially similar arrangements who experienced the Change in Control event are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date the Employer irrevocably takes all necessary action to terminate and liquidate all of such plans. Solely for purposes of this paragraph (ii), the Employer with the discretion to terminate the Plan is the service recipient that is primarily liable immediately after the Change in Control event for the payment of the deferred compensation.

(iii)	The Plan may be terminated for any other reason, provided that:

(1)	the termination does not occur proximate to a downturn in the financial health of the Affiliated Group;

(2)
all plans sponsored by the Affiliated Group that would be required to be aggregated with this Plan under Treasury Regulation § 1.409A-1(c) if the same Employee had deferrals of compensation under all of the plans are terminated and liquidated with respect to all Participants;

(3)	no payments other than those otherwise payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination of the Plan,

(4)	all payments are made within 24 months of the termination of the Plan, and

(5)
no member of the Affiliated Group adopts a new plan that would be aggregated with any of the terminated plans under Treasury Regulation § 1.409A-1(c) at any time for a period of three years following the date of termination of the Plan.

(iv)	Such other events and conditions as the Commissioner may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

XI.    Miscellaneous.

(a)
Notices under this Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to: Compensation Committee, TCF Financial Corporation, c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391. Notices under this Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer, by Certified Mail.

(b)
Nothing in this Plan shall change a Participant’s status to anything other than an employee “at will” or otherwise enlarge or modify such Employee’s employment rights or benefits other than as provided herein.

(c)
Nothing in this Plan shall abridge a Participant’s rights, or such Employee’s beneficiary’s or survivor’s rights, of participation in the ESPP Plan except to the extent the Eligible Employee agrees to such restrictions.

(d)
Expenses of administering the Plan shall be borne by the Employers in proportion to their share of Participants in this Plan, provided that an Employees’ Accounts may reflect deemed transaction costs of acquiring or selling TCF Financial Stock.

(e)	A Participant’s benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Employee or the beneficiary or survivor thereof.

XII.    Number of Shares under the Plan/Adjustments for Certain Changes in Capitalization

As of December 31, 2006, 140,862 shares of TCF Financial Stock were credited to Participant accounts. On and after January 1, 2006, no more than an additional 2,000,000 shares of TCF Financial Stock may be credited to Participant accounts, except that any share credits to a Participant which are forfeited pursuant to Article (V) may again be credited under the Plan.

If the Company shall at any time increase or decrease the number of its outstanding shares of Company common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Company common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or re-capitalization involving the Company common stock, then the numbers, rights and privileges of the shares of Company common stock that are and may be credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and non-assessable at the time of such occurrence.

APPENDIX A RE: IRS NOTICE 2000-56

Notwithstanding anything to the contrary in the Plan or any trust agreement for any related grantor trust established by an Employer (the “Trust”), TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Employer for the benefit of employees or service providers of TCF Financial or such Employer are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Employer. In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Employer from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Appendix, however, shall relieve any Employer of its obligation to pay any benefits due from the Employer to a participant or beneficiary under the terms of the Plan.

Notwithstanding anything to the contrary in the Plan or Trust, any TCF Financial stock or other assets not transferred to an Employer’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

APPENDIX B
DISTRIBUTION PROCEDURES

Timing of Distribution (Lump Sum).

•	Lump Sum - payable during the 90 day period commencing six months after the employee’s Separation from Service.

Form of Distribution -- Stock or Cash

All distributions from a TCF Stock Account are in the form of TCF Financial Stock plus cash for any fractional share, less tax withholding. Distributions from a Diversified Account shall be in the form of cash.

Tax Withholding

The minimum required income tax withholding will be automatically deducted from each distribution unless the employee elects otherwise no less than 30 days prior to distribution. The withholding will be deducted first from the Diversified Plan Account balances, then from the TCF Financial Stock Account balances. Alternatively, participants may pay the withholding by check in lieu of a deduction from the distribution if they so elect at least 30 days prior to distribution if they elect at least 30 days prior to distribution.

Distributions will be sent by U.S. Mail to the recipient’s home address on file with the TCF Legal Department unless the recipient has provided other delivery instructions in writing. If the recipient has a stock brokerage account, distributions can be sent to it electronically.

These procedures are subject to interpretation and application by the Committee, whose interpretation is final.